Exhibit 99.1

Execution version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into this 20th day of December, 2012 (the “Effective Date”), by and among Esther M. Stearns (the “Executive”), NestWise LLC (the “Company”), LPL Holdings, Inc. (“Holdings”), LPL Financial Holdings Inc. (f/k/a LPL Investment Holdings, Inc., “Financial Holdings”) and LPL Financial LLC (f/k/a LPL Financial Corporation, “LPL Financial”), companies engaged in interstate commerce.

WHEREAS, the Executive previously entered into an amended and restated employment agreement (the “Prior Agreement”) with LPL Financial, Holdings and, with respect to Section 4(c) thereto, Financial Holdings, dated as of July 23, 2010;

WHEREAS, the Executive previously entered into a management stockholders’ agreement (as amended, the “MSA”) with Financial Holdings, Stephanie L. Brown, Mark S. Casady, William E. Dwyer III and Robert J. Moore, dated as of November 23, 2010;

WHEREAS, the Executive has agreed to terminate employment from LPL Financial and cease serving as its President and Chief Operating Officer, and has agreed to accept employment with the Company and serve as the Company’s Chief Executive Officer; and

WHEREAS, the Company, LPL Financial, Holdings, Financial Holdings and the Executive desire to enter into this Agreement to terminate the Prior Agreement and to set forth certain terms of Executive’s employment with the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. Termination of the Prior Agreement. Executive’s employment with LPL Financial and the Prior Agreement is terminated effective as of the date hereof; provided, however, that the obligations of the Executive set forth under Sections 8, 9 and 11 of the Prior Agreement shall survive any such termination and shall remain in full force and effect.

2. Termination of Transfer Restrictions.

a. Financial Holdings and the Executive shall enter into an amendment and waiver to the MSA, in the form attached hereto as Exhibit A (the “MSA Amendment”), pursuant to which the Executive will be removed as a party to the MSA effective as of December 28, 2012.

b. Financial Holdings acknowledges and agrees that the Executive shall no longer be a member of the Executive Management Committee of Financial Holdings as of the date hereof and is not therefore (i) subject to the Stock Ownership Guidelines adopted by the Compensation Committee of the Board of Directors of Financial Holdings (the “Financial Holdings Compensation Committee”), or (ii) eligible for benefits under the LPL Financial Corporation Executive Severance Plan, in each case as in effect on the date hereof.

3. Releases of Claims; Covenant Not to Sue.

a. In consideration of the termination of the equity restrictions as set forth in Section 2(a) above, the grant under the 2010 Omnibus Equity Incentive Plan of the Revenue Award (as defined herein) and the EBITDA Award (as defined herein) and the other promises contained in this Agreement to which the Executive would not otherwise be entitled, the Executive, on the Executive’s own behalf, and on behalf of the Executive’s heirs, family members, executors, agents, and assigns, unconditionally, irrevocably and absolutely releases and discharges LPL Financial, and each parent and subsidiary corporation, division and affiliated corporation, partnership or other affiliated entity of LPL Financial, past and present, as well as its and their respective former, present and future managers, officers, directors, employees, agents, shareholders, employee benefits plans (and the administrators and fiduciaries thereof), successors and assigns, and all those connected with any of them, in their official and personal capacities, (collectively, the “Released Parties”), from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Executive ever had, now has or shall have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date the Executive signs this Agreement, including but not limited to those arising out of or relating to the Prior Agreement or the Executive’s employment with LPL Financial. This general release of claims is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, Executive Order 11246, the Occupational Safety and Health Act, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the California Family Rights Act, the California Labor Code, the California Constitution, the California Industrial Welfare Commission Wage Orders, the California Fair Employment and Housing Act, and the California Government Code, all as amended; any other federal, state and local law, regulation, or other requirement relating to employment. This general release includes claims for intentional or negligent infliction of emotional distress, retaliation, invasion of privacy, personal injury, public policy or breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys’ fees, costs and expenses. The Executive expressly understands that among the various claims and rights being waived by her in this Agreement are those arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and in that regard the Executive specifically acknowledges that she has read and understands the provisions of Section 19 below before signing this Agreement. This release does not cover claims or rights under the ADEA arising after the Executive signs this Agreement.

Excluded from the general release in the immediately preceding paragraph are: (i) rights and claims which cannot be waived by law, including claims for workers’ compensation, unemployment compensation, accrued and vested retirement benefits, and claims arising after the Effective Date; (ii) claims for breach of stock option agreements outstanding as of the date hereof; (iii) claims for breach of this Agreement; (iv) claims for breach of the Revenue Award; and (v) claims for breach of the EBITDA Award. Also excluded from the general release are the Executive’s rights to file a charge with an administrative agency (such as the U.S. Equal

Employment Opportunity Commission) or participate in an agency investigation. The Executive is, however, waiving all rights to receive money or other individual relief in connection with an administrative charge, covered by the general release above, regardless of whether that charge is filed by the Executive, on the Executive’s behalf, or on behalf of a group or class to which the Executive purportedly belongs.

By signing this Agreement and receiving all or part of the benefits described herein, the Executive acknowledges this Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown, except as set forth in the immediately preceding paragraph.

b. The Executive acknowledges that the Executive is familiar with that portion of Section 1542 of the Civil Code of the State of California which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Executive specifically waives any right which the Executive has under Section 1542. In connection with that section, the Executive is aware that the Executive may hereafter discover claims or facts in addition to or different from those the Executive now knows or believes to exist with respect to the subject matter of this Agreement. The Executive nonetheless settles and releases all claims which the Executive may have against the Released Parties, subject to the exclusions set forth in a. above.

c. A “covenant not to sue” is a promise not to sue in court. This covenant differs from a general release of claims in that, besides waiving rights and releasing claims, the Executive also promises that she has not caused and will not cause to be filed or maintained any lawsuit asserting a claim released herein. The Executive expressly covenants not to sue any Released Party in respect of any claim released hereby and agrees that if the Executive sues any Released Party in violation of this Agreement, the Executive shall be liable to any such Released Party for its reasonable attorneys’ fees and other costs incurred in investigating and defending against such a suit. Notwithstanding the foregoing, the Executive may bring a claim against any party to challenge the validity of this Agreement under the ADEA. By bringing any such claim, the Executive shall not be subject to an award of attorneys’ fees in connection with any such suit (except as may be provided by applicable law).

d. In consideration of the termination of the Prior Agreement and the other promises contained in this Agreement to which Financial Holdings, Holdings and the Company would not otherwise be entitled, Financial Holdings, Holdings and LPL Financial (the “Prior Parties”) on their behalf, and on behalf of each subsidiary corporation, division and affiliated corporation, partnership and other affiliated entities of the Prior Parties, past and present, unconditionally, irrevocably and absolutely release and discharge the Executive, from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Prior Parties ever had, now have or shall have against the Executive arising out of or relating to any event occurring or circumstance existing up to the date Executive signs this Agreement, including, but not limited to, those arising out of or relating to the Prior Agreement or the Executive’s employment with LPL Financial. This general release of claims is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims. This general release includes claims for breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys’ fees, costs and expenses.

Excluded from the general release in the immediately preceding paragraph are: (i) claims arising after the Effective Date; (ii) claims for breach of stock option agreements outstanding as of the date hereof; (iii) claims for breach of this Agreement; (iv) claims for breach of the Revenue Award; (v) claims for breach of the EBITDA Award; (vi) claims for breach of Sections 8, 9 and 11 of the Prior Agreement; and (v) claims arising out of any criminal or fraudulent conduct of the Executive.

e. The Prior Parties acknowledge that they are familiar with that portion of Section 1542 of the Civil Code of the State of California, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Prior Parties specifically waive any right which they have under Section 1542. In connection with that section, Financial Holdings is aware that it may hereafter discover claims or facts in addition to or different from those that Financial Holdings now knows or believes to exist with respect to the subject matter of this Agreement. Financial Holdings nonetheless settles and releases all claims which it may have against the Executive, subject to the exclusions set forth in d. above.

f. A “covenant not to sue” is a promise not to sue in court. This covenant differs from a general release of claims in that, besides waiving rights and releasing claims, the Prior Parties also promise that they have not caused and will not cause to be filed or maintained any lawsuit asserting a claim released herein. The Prior Parties expressly covenant not to sue the Executive in respect of any claim released hereby and agree that if the Prior Parties or any affiliate of the Prior Parties sue the Executive in violation of this Agreement, the Prior Parties shall be liable to the Executive for her reasonable attorneys’ fees and other costs incurred in investigating and defending against such a suit.

4. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to employ the Executive from and after the date hereof, and the Executive hereby accepts the terms of employment with the Company.

5. Capacity and Performance.

a. The Executive shall serve the Company as its Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”) and, administratively, to the Chairman of the Board.

b. The Executive shall be employed by the Company on a full-time basis and shall have such duties, authority and responsibilities as are commensurate with her position and such other duties, consistent with her position, as may be designated from time to time by the Board or by Holdings (the “Member”).

c. The Executive shall devote her full business time and her best efforts to the discharge of her duties and responsibilities hereunder; provided, however, that the foregoing shall not be construed to prevent the Executive from attending to personal investments and community and charitable service, provided that such activities do not unreasonably interfere with the performance of Executive’s duties to the Company. In addition, the Executive may serve on boards of directors and similar governing bodies, and committees thereof, subject to the approval of the Board, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the Executive may continue to serve on those boards and committees on which the Executive was serving as of the Effective Date, which boards and committees are listed on Schedule 1 of this Agreement.

6. Compensation and Benefits. As compensation for all services performed by the Executive, Financial Holdings or the Company, as applicable, shall pay or provide, as the case may be, the following compensation and benefits.

a. Base Salary. The Company shall pay the Executive a base salary at the rate of $300,000 per annum, payable in accordance with the regular payroll practices of the Company and subject to adjustment from time to time by the Board or the Financial Holdings Compensation Committee, as applicable.

b. Bonus Compensation. The Executive shall be eligible to receive an annual discretionary bonus award at a target amount of $200,000, subject to the terms of the applicable bonus plan document as in effect from time to time. In clarification of the foregoing, the performance measures that may apply to the Executive’s bonus and the determination of the actual bonus earned by the Executive for any period shall be determined by the Board or the Financial Holdings Compensation Committee, as applicable, in its sole and complete discretion. Subject to any effective deferral election made available and properly elected by the Executive, each bonus earned by the Executive hereunder shall be paid no later than March 15 of the calendar year following the end of the calendar year for which the bonus was earned. Notwithstanding any provision in this Agreement or in the bonus plan document to the contrary and except as otherwise required by law, the Executive must be an active employee of the Company on the date the bonus is paid in order to be eligible for a bonus award.

c. Equity Incentive Awards. On or about January 1, 2013, Financial Holdings shall provide the Executive an award based upon the Company’s revenue (the “Revenue Award”) and an award based upon the Company’s adjusted earnings before interest, taxes, depreciation and amortization (the “EBITDA Award”) each payable in the form of shares of common stock of Financial Holdings. The terms and conditions that apply to the Executive’s right to receive the Revenue Award and the EBITDA Award shall be set forth in a separate Revenue Award Agreement and EBITDA Award Agreement.

d. Benefits upon Change in Control or IPO. Upon the earliest to occur of a Change in Control or an IPO, in each case occurring after the Effective Date and prior to the date of delivery of shares pursuant to Section 3(b) of the EBITDA Award Agreement, and provided that the Executive remains employed by the Company through the date of such occurrence:

(i) In the event of a Change in Control, Holdings (or an affiliate) shall, immediately prior to such Change in Control, pay the Executive (A) three percent (3%) of the Sale Proceeds resulting from such Change in Control, minus (B) the aggregate Fair Market Value of the shares (measured as of the delivery date), if any, delivered to the Executive pursuant to Section 3 of the Revenue Award Agreement, payable in the form of consideration received by the selling equity holders of the Company; or

(ii) In the event of an IPO, the Company shall, immediately prior to the closing of such IPO, deliver to the Executive such number of IPO Shares, as shall equal (A) three percent (3%) of the IPO Proceeds, minus (B) the aggregate Fair Market Value of the shares (measured as of the date of delivery), if any, delivered to the Executive pursuant to Section 3 of the Revenue Award Agreement, divided by (C) the Offering Price; provided, however, that such IPO Shares shall be subject to any lock-up agreement requested in connection with such IPO.

e. Supplemental Death Benefit. From January 1, 2013 through December 31, 2017, provided that the Executive remains continuously employed by the Company, the Executive shall be entitled to term life insurance benefits equal to Two Million Dollars ($2,000,000), the premiums of which shall be paid by LPL Financial (or an affiliate). In addition, each calendar year during the Executive’s employment, LPL Financial (or an affiliate) shall pay to the Executive an additional amount (the “Life Insurance Gross-Up Payment”) in an amount such that after payment of the Life Insurance Gross-Up Payment of all taxes imposed upon the Life Insurance Gross-Up Payment, the Executive shall retain an amount of the Life Insurance Gross-Up Payment equal to the applicable federal, state, and local income and payroll taxes on such premiums. The Life Insurance Gross-Up Payment with respect to taxes payable for any calendar year shall be paid within thirty (30) days following the last day of such calendar year.

7. Confidential Information.

a. The Executive acknowledges that the Company, LPL Financial and Financial Holdings and their respective affiliates, continually develop Confidential Information (as defined in Section 12); that the Executive may develop Confidential Information for the Company, LPL Financial, Financial Holdings and their respective affiliates; that the Executive may learn of Confidential Information during the course of employment; and that the Executive possesses Confidential Information as a result of her prior employment by LPL Financial. The Executive shall not disclose to any Person or use, other than as required by applicable law or for the performance of her duties and responsibilities to the Company, any Confidential Information

obtained by the Executive incident to her employment or other relationships with the Company or LPL Financial, including using or disclosing any Confidential Information to solicit customers or employees of the Company, LPL Financial or Financial Holdings for her own benefit or that of third parties. The Executive understands that this restriction shall continue to apply after her employment hereunder terminates, regardless of the reason for such termination.

b. All documents, emails, records, tapes and other media of every kind and description containing Confidential Information, and all copies, (the “Documents”), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company. The Executive shall return to the Company no later than the time her employment terminates or at such other times as the Board may specify all Documents then in the Executive’s possession or control. The Executive shall also return all Company property at that time as well, including any computers, electronic devices, electronic communication devices, and hard copy and electronic documents and shall disclose to the Company any and all passwords necessary to access any information stored by the Executive on the Company’s information technology systems.

8. Assignment of Rights to Intellectual Property.

a. The Executive shall promptly and fully disclose all Intellectual Property (as defined in Section 12) to the Company and the Member. The Executive hereby assigns to the Company (or as otherwise directed by the Company) the Executive’s full right, title and interest in and to all Intellectual Property. The Executive shall execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company (or its designee) and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that the Executive creates in the performance of her duties hereunder shall be considered “work made for hire.”

b. Notwithstanding the foregoing, to the extent this Section 8 is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872, Executive’s obligation to assign Executive’s right, title and interest throughout the world in and to all Intellectual Property does not apply to any inventions, designs, developments, contributions to or improvements of any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”) that Executive developed entirely on her own time without using the equipment, supplies, facilities, or Confidential Information of Financial Holdings or its direct or indirect subsidiaries (including the Company) except for those Works developed or created either alone or with third parties, at any time during Executive’s employment by Financial Holdings or its direct or indirect subsidiaries (including the Company) and within the scope of such employment and/or with the use of any resources of Financial Holdings or its direct or indirect subsidiaries (including the Company), that either: (i) relate to either the business of Financial Holdings or its direct or indirect subsidiaries (including the Company), at the time of conception or reduction to practice of the Work, or actual or demonstrably anticipated research or development of Financial Holdings or its direct or indirect subsidiaries (including the Company); or (ii) result from any Work performed by the Executive for Financial Holdings or its direct or indirect subsidiaries

(including the Company). Except as excluded in the sentence above, Executive acknowledges and agrees that all Intellectual Property shall belong to the Company. Executive shall disclose all Works to the Company or its designee, even if Executive does not believe that Executive is required under this Agreement, or pursuant to California Labor Code Section 2870, to assign her interest in such Works to the Company (or its designee).

9. Reasonableness; Enforcement. The Company and the Executive acknowledge that the time, scope, and other provisions of Sections 7 and 8 (the “Restrictive Covenants”) have been specifically negotiated by sophisticated parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. The Executive acknowledges and agrees that the terms of the Restrictive Covenants: (i) are reasonable in light of all of the circumstances; (ii) are sufficiently limited to protect the legitimate interests of Financial Holdings or its direct or indirect subsidiaries (including the Company); (iii) impose no undue hardship; (iv) are not injurious to the public; (v) are essential to protect the business and goodwill of Financial Holdings or its direct or indirect subsidiaries (including the Company) and are a material term of this Agreement which has induced the Company to agree to provide for the payments and benefits described in this Agreement, (vi) are necessary to protect the Company’s trade secrets. The Executive further acknowledges and agrees that the Executive’s breach of the Restrictive Covenants will cause the Company and Financial Holdings irreparable harm, which cannot be adequately compensated by money damages. The Executive and the Company agree that, in the event of an actual or threatened breach of the Restrictive Covenants, the Company shall be entitled, to the extent enforceable under applicable law, to injunctive relief for any actual or threatened violation of any of the Restrictive Covenants from a court of competent jurisdiction, without having to post bond, and to recovery of its reasonable attorneys’ fees and costs incurred in securing such relief, without prejudice to any other remedies it may have at law or equity, including money damages.

10. Survival. Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the Restrictive Covenants.

11. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of her obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of her obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

12. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

a. “Change in Control” means the consummation, after the Effective Date, of (i) any transaction or series of related transactions, whether or not the Company is party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its affiliates or associates or any group other than, in each case, Financial Holdings or an affiliate of Financial Holdings (including any successor or acquirer of Financial Holdings or Holdings), or (ii) a sale or other disposition of all or substantially all of the consolidated assets of the Company to any person other than an affiliate of Financial Holdings (including any successor or acquirer of Financial Holdings or Holdings) (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of a Business Combination following which Financial Holdings or an affiliate of Financial Holdings (including any successor or acquirer of Financial Holdings or Holdings) owns, directly or indirectly, fifty percent (50%) or more of the outstanding securities of the resulting, surviving or acquiring corporation or entity in such transaction. For purposes of clarity, any transaction or series of transactions, after giving effect to which in excess of fifty percent (50%) of the voting power, or all or substantially all of the consolidated assets, of Financial Holdings or Holdings is owned or controlled, directly or indirectly, by any person and its affiliates or associates or any group shall not constitute a Change of Control for purposes of this Agreement. For purposes of this Section 12(a), the terms “affiliate,” “associate” and “group” shall have the meanings set forth in the rules promulgated under the Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.

b. “Confidential Information” means any confidential or proprietary information relating to the business of the Company, of Financial Holdings, or of any of their respective subsidiaries and other affiliates which is not generally known to the public. Confidential Information does not include any information that enters the public domain other than through a breach by the Executive of her duties to Financial Holdings or its subsidiaries hereunder or which is obtained by the Executive from a third party which has no obligation of confidentiality to Financial Holdings, its subsidiaries or their affiliates. Confidential Information also includes any information received by the Company, Financial Holdings or any of their respective subsidiaries or other affiliates with an understanding, express or implied, that such information would be kept confidential.

c. “Fair Market Value” means, (i) with respect to a Trading Day, the closing price on such Trading Day of a share, as reported on the principal securities exchange on which the shares are then listed or admitted to trade, and (ii) with respect to a day other than a Trading Day, the closing price as determined under (i) above for the most recent Trading Day preceding the non-Trading Day. In the event that the price of a share is no longer listed or admitted to trade on a securities exchange, the fair market value will be determined by the Board in good faith.

d. “Intellectual Property” means any invention, formula, process, discovery, development, design, innovation or improvement (whether or not patentable or registrable under copyright statutes) made, conceived, or first actually reduced to practice by the Executive solely or jointly with others, during her employment by Financial Holdings or its direct or indirect subsidiaries (including the Company); provided, however, that, as used in this Agreement, the term “Intellectual Property” shall not apply to any invention that the Executive develops on her own time, without using the equipment, supplies, facilities or Confidential Information of Financial Holdings or its direct or indirect subsidiaries (including the Company), unless such invention relates at the time of conception or reduction to practice of the invention (a) to the business of Financial Holdings or its direct or indirect subsidiaries (including the Company), (b) to the actual or demonstrably anticipated research or development of Financial Holdings or its direct or indirect subsidiaries (including the Company), or (c) results from any work performed by the Executive for Financial Holdings or its direct or indirect subsidiaries (including the Company).

e. “IPO” means the closing of an underwritten initial public offering and sale of stock for cash pursuant to an effective registration statement filed with respect to the Company.

f. “IPO Proceeds” means the net proceeds the Company receives upon the closing of an IPO. For the avoidance of doubt, the calculation of “net proceeds” shall give effect to, among other things, underwriting discounts and offering expenses, including fees of and disbursement to counsel.

g. “IPO Shares” means the shares of common stock of the Company or its successor issued in connection with an IPO.

h. “Offering Price” means the initial public offering price per share of the IPO Shares.

i. “Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its subsidiaries.

j. “Sale Proceeds” means (i) in the case of a Change in Control in which the consideration received by the Company’s equity holders is cash, the net proceeds received on the closing date of the Change in Control, or (ii) in the case of a Change in Control in which the consideration received by the Company’s equity holders is equity, the net value of such equity received on the closing date of the Change in Control, or (iii) in the case of a Change in Control in which the consideration received by the Company’s equity holders is both cash and equity, the net proceeds and net equity value received on the closing date of the Change in Control. For the avoidance of doubt, the calculation of “net proceeds” and “net value of such equity” shall give effect to, among other things, transaction expenses, including fees of and disbursements to financial advisors and counsel.

k. “Trading Day” means each business day in which the trading price of a share is reported by the principal securities exchange on which such share is then listed or admitted to trade.

13. Withholding. All payments or other benefits, to the extent required by law, made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

14. Dispute Resolution.

a. Except as provided in Section 9 and Section 3(c), any dispute, controversy or claim between the parties arising out of this Agreement or the Executive’s employment with the Company or termination of employment shall be settled by binding arbitration conducted in the city in which the Executive was most recently performing services to the Company administered by the American Arbitration Association under its Employment Dispute Resolution Rules then in effect (except as modified by b. below and except where the Rules are contrary to applicable state or federal law, and California Code of Civil Procedure Sections 1280 et seq) (such rules, as modified, the “Rules”). The Federal Arbitration Act (“FAA”) applies in all respects, except with respect to the confirmation or vacation of an arbitral award as set forth in c. below. The parties expressly intend this Section 14 to cover claims for violation of any federal, state or other law, statute, regulation, or ordinance, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the ADEA, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the California Labor Code, the California Fair Employment and Housing Act and any other local, state, or federal law concerning employment or employment discrimination, all as amended from time to time. The only claims excluded from this arbitration agreement are claims for unemployment compensation, claims under the National Labor Relations Act or a union contract, claims for workers’ compensation, and any claim that is non-arbitrable under applicable state or federal law. In addition, this arbitration agreement shall not be interpreted to preclude the Executive from filing an administrative complaint with any state or federal administrative agency. As to any covered claim, each party individually waives the right to a jury or bench trial or other judicial resolution. Further, unless prohibited by law, each party waives the right to bring, maintain, participate in, or receive money from any class, collective, or representative proceeding, whether in arbitration or otherwise. By submitting all covered claims to arbitration, the parties are not giving up any substantive rights; this arbitration agreement simply governs the forum for resolving disputes.

b. In the event that a party requests arbitration (the “Requesting Party”), it shall serve upon the other party (the “Non-Requesting Party”), within three hundred and sixty-five (365) days of the date the Requesting Party knew, or reasonably should have known, of the facts on which the dispute, controversy, or claim is based, a written demand for arbitration stating the substance of the dispute, controversy, or claim, the contention of the party requesting arbitration and the name and address of the arbitrator appointed by it. The notice must be given within the applicable statute of limitations. Failure to send the notice within the applicable statute of limitations period constitutes a waiver of the dispute in any forum. The Non-Requesting Party, within sixty (60) days of such demand, shall accept the arbitrator or appoint a second arbitrator and notify the other party of the name and address of this second arbitrator so selected, in which case the two arbitrators shall appoint a third who shall be the sole arbitrator to hear the case. In the event that the two arbitrators fail in any instance to appoint a third arbitrator within thirty (30) days of the appointment of the second arbitrator, either arbitrator or any party to the arbitration may apply to the American Arbitration Association for appointment of the third arbitrator in accordance with the Rules, which arbitrator shall be the sole arbitrator to hear the case. Should the Non-Requesting Party (upon whom a demand for arbitration has been served) fail or refuse to accept the arbitrator appointed by the other party or to appoint an arbitrator within sixty (60) days, the single arbitrator shall have the right to decide the case alone, and such arbitrator’s award shall be final and binding upon the parties.

c. The decision of the arbitrator shall be in writing; with factual findings, reasons given, and evidence cited to support the decision shall set forth the basis for the decision; and shall be rendered within thirty (30) days following the hearing. A judge of the state court in the state in which the arbitration was held may enter judgment upon the award by confirming the award. The decision of the arbitrator shall be final and binding upon the parties and may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought.

15. No Withholding of Undisputed Payments. During the pendency of any dispute or controversy, the Company shall not withhold any payments or benefits due to the Executive, whether under this Agreement or otherwise, except for the specific portion of any payment or benefit that is the subject of a bona fide dispute between the parties.

16. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Agreement, or the waiver by a party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

18. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or the next business day following consignment for overnight delivery to a reputable national overnight courier service or five business days following deposit in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at her last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the Chairman of the Board of Directors of the Company, or to such other address as a party may specify by notice to the other actually received. Copies of any notices, requests, demands and other communication to the Company by the Executive shall be sent by the Executive to the Company at the following address: 444 Spear Street, Suite 210, San Francisco, CA 94105, Attention, Chief Financial Officer, with a copy to: LPL Financial, 75 State Street, 24th Floor, Boston, MA 02109, Attention: General Counsel.

19. Voluntary Agreement. The Executive is advised in writing to consult with an attorney about this Agreement. The Executive signs knowingly and voluntarily, with an intent to bind her and her heirs, representatives, and assigns. The Executive shall have at least twenty-one (21) days within which to decide whether to sign this Agreement, although the Executive may sign this Agreement at any time within the twenty-one (21) day period. The Executive will have an additional seven (7) days after she signs to change her mind and revoke the Agreement, by delivering, within seven (7) days after she signs it, a written notice of revocation to the person identified in Section 18. The Executive is owed nothing under this Agreement if she revokes it.

20. At-Will Employment. The Executive’s employment with the Company hereunder will be on an “at-will” basis, meaning that either the Executive or the Company may terminate the employment relationship at any time, for any reason or no reason, with or without cause and with or without notice. Although the Executive’s job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at-will” nature of the Executive’s employment may only be changed by a written agreement signed by the Executive and by an authorized officer of the Company, Holdings and Financial Holdings, which expressly states the intention to modify the at-will nature of the Executive’s employment.

21. Entire Agreement. This Agreement, including the Exhibit and Schedule hereto, and together with the MSA Amendment, the Revenue Award Agreement and the EBITDA Award Agreement constitute the entire agreement among the parties and supersede all prior communications, agreements and understandings, written or oral, including, but not limited to, the Prior Agreement, with respect to the terms and conditions of the Executive’s employment with the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

22. Parties’ Representation. The parties to this Agreement acknowledge and agree that Holdings is the sole Member of the Company and, together with Financial Holdings, has the sole and complete discretion to continue or to cease the Company’s operations at any time and for any reason. The pay, benefits and other consideration provided under this Agreement are provided in consideration for the services Executive agrees to provide the Company. Upon any cessation of the Company’s operations and corresponding termination of Executive’s employment with the Company and this Agreement, for whatever reason, the Company shall have no further obligation to the Executive except as otherwise expressly set forth in this Agreement.

23. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an authorized representative of the Company, Holdings and Financial Holdings.

24. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

25. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

26. Governing Law. This is a California contract and shall be construed and enforced under and be governed in all respects by the laws of the State of California, without regard to the conflict of laws principles thereof.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, LPL Financial, Holdings, and Financial Holdings, by their duly authorized representatives, and by the Executive, as of the date first above written.

THE EXECUTIVE	NESTWISE LLC

/s/ ESTHER M. STEARNS	By:	/s/ KANDIS BATES
Esther M. Stearns		Kandis Bates
Chief Administrative Officer

LPL FINANCIAL LLC

	By:	/s/ MARK S. CASADY
Mark S. Casady
Chief Executive Officer

LPL HOLDINGS, INC.

	By:	/s/ MARK S. CASADY
Mark S. Casady
Chief Executive Officer

LPL FINANCIAL HOLDINGS INC.

	By:	/s/ MARK S. CASADY
Mark S. Casady
Chief Executive Officer

EXHIBIT A

FORM OF MSA AMENDMENT

AMENDMENT AND WAIVER TO

MANAGEMENT STOCKHOLDERS’ AGREEMENT

This Amendment and Waiver Agreement (this “Amendment”) is entered into as of December 28, 2012 by and between LPL Financial Holdings Inc. (the “Company”) and Esther M. Stearns.

WHEREAS, on November 23, 2010, the Company entered into a Management Stockholders’ Agreement with Stephanie L. Brown, Mark S. Casady, William E. Dwyer III, Robert J. Moore and Esther M. Stearns (as amended, the “Agreement”) setting forth, among other things, certain transfer restrictions; and

WHEREAS, subject to the effectiveness of that certain employment agreement dated December 19, 2012 by and among Esther M. Stearns, NestWise LLC, LPL Holdings, Inc., LPL Financial Holdings Inc. and LPL Financial LLC (the “Employment Agreement”), and in accordance with Section 4.02 of the Agreement, the Company and Esther M. Stearns wish to amend the Agreement to remove Ms. Stearns as a party thereto and waive the restrictions and obligations of the Agreement with respect to Ms. Stearns.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Amendment and Waiver. The Agreement is hereby amended to remove Esther M. Stearns as a party thereto. The Company hereby waives all restrictions and obligations contained in the Agreement arising after the date hereof as they pertain to Esther M. Stearns, including the transfer restrictions set forth in Section 2.01 of the Agreement.

2. Miscellaneous.

2.01 Severability. If any provision of this Amendment shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Amendment, to the extent permitted by law, shall not be affected and shall remain in full force and effect. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

2.02 Entire Agreement. Except as otherwise expressly set forth herein, the Agreement, as modified by this Amendment, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

2.03 Counterparts. This Amendment may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

2.04 Governing Law; Consent to Jurisdiction.

(a) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto agree that any suit, action or proceeding (“Litigation”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Agreement or this Amendment or the transactions contemplated thereby or hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 2.04, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Amendment, or the subject matter hereof, may not be enforced in or by such particular courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to the Agreement or this Amendment or the transactions contemplated thereby or hereby.

(b) Each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in the Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(c) The parties hereto each expressly acknowledge that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 2.04 solely for the purpose referred to in this Section 2.04 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

2.05 Interpretation. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment or the Agreement.

2.06 Effect of Amendment. This Amendment modifies only the obligations of the parties hereto and shall not be considered a modification of the rights of any other Executive (as defined in the Agreement) party to the Agreement. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment will control. Except to the extent expressly modified herein or in conflict with the terms of this Amendment, the terms of the Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver Agreement as of the date first above written.

LPL FINANCIAL HOLDINGS INC.

By:
Esther M. Stearns		Mark S. Casady Chief Executive Officer

Schedule 1

Boards and Committees

The Children’s School La Jolla

Operation HOPE

The California State University San Marcos Foundation